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                                                                   Exhibit 23.2
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Consent of independent public accountants

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ TN Soong & Co.
A Member Firm of Andersen Worldwide, SC
Taipei, Taiwan, the Republic of China

January 11, 2002

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